NEW ACCOUNT APPLICATION CLASS A

Please print clearly in CAPITAL LETTERS

The minimum initial investment by a shareholder for Class A shares is $2,500 for regular accounts and $1,000 for retirement plan accounts. Subsequent investments may be made with at least $100 under the Fund’s automatic investment program. Subsequent investment not made pursuant to the automatic investment program may be made with at least $1,000. If redeemed within the first year, early withdrawal charges may apply as outlined in the prospectus.

If you have any questions or need any help filling out the application, please call (833) 404-4103.

Distributed by ALPS Distributors, Inc. www.AltCIF.com

1.	INVESTMENT INFORMATION (The minimum initial investment by a shareholder for Class A shares is $2,500)

Alternative Credit Income Fund $	Alternative Class A (5214)

Investment Type:
[ ]	Initial Investment	[ ]	Additional Investment - Provide Existing Alternative Credit Income Fund Account Number__________________

Payment will be made with:
[ ]	Enclosed check (Make check payable to Alternative Credit Income Fund)	[ ]	Funds wired	[ ]	Funds to follow

Third Party checks are not accepted.

2.	REDUCED SALES CHARGE Complete this section if you qualify for a reduced sales charge. See Prospectus for Terms & Conditions.

Letter of Intent

You can reduce the sales charge you pay on Class A shares by investing a certain amount over a 13-month period.

Please indicate the total amount you intend to invest over the next 13-months.

[ ] $100,000 or more	[ ] $500,000 or more
[ ] $250,000 or more	[ ] $1,000,000 or more

3.	ACCOUNT OWNERSHIP

Please provide complete information for Section A below, and then complete Section B, C, D or E as appropriate:

A.	INDIVIDUAL OR JOINT (Please check one):

[ ]	Individual	[ ]	Joint Account*	* Tenants with Rights of Survivorship will be assumed, unless otherwise specified.

/ /
Name	Social Security Number	Date of Birth

/ /
Joint Owner	Social Security Number	Date of Birth

Citizenship	[ ] U.S. or Resident Alien	[ ] Non-Resident Alien	(If non-resident alien, investor must submit Form W-8BEN in order to make an investment.)

B.	UNIFORM GIFTS TO MINORS ACCOUNT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

/ /
Custodian’s Name	Custodian’s Social Security Number	Custodian’s Date of Birth

/ /
Minor’s Name	Minor’s Social Security Number	Minor’s Date of Birth

Minor’s State of Residence

C.	TRUST (Include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.)

Trust or Plan Name

Trust Date (mo/day/yr)	Employer or Trust Taxpayer Identification Number

Trustee’s (Authorized Signer’s) Name (First, Middle Initial, Last)

Trustee’s Date of Birth (mo/day/yr)	Trustee’s Social Security Number

Co-Trustee’s (Authorized Signer’s) Name (First, Middle Initial, Last)

Co-Trustee’s Date of Birth (mo/day/yr)	Co-Trustee’s Social Security Number

D.	CORPORATIONS OR OTHER ENTITIES (Include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals. Failure to provide this documentation may result in a delay in processing your application.) If no classification is provided, per IRS regulations, your account will default to an S Corporation.

[ ]	C Corporation	[ ]	S Corporation	[ ]	Corporation	[ ]	Partnership	[ ]	Government Entity

[ ]	Other (please specify)

Name of Corporation or Other Business Entity	Tax ID Number

/ /
Authorized Individual	Social Security Number	Date of Birth

/ /
Co-Authorized Individual	Social Security Number	Date of Birth

E.	QUALIFIED ACCOUNTS

All Qualified Accounts will require a custodian. Please list the custodian’s information below. If you do not have a custodian, a default fund custodian will be assigned. Please note custodians may require additional account opening documentation. Please contact the Fund with any questions.

Custodian Name	Custodian Address

Custodian Tax ID	Custodian Account Number

Please select the type of the Qualified Account you would like to set up below:

[ ]	Traditional IRA	[ ]	Simple IRA	[ ]	SEP IRA

[ ]	Roth IRA	[ ]	Rollover IRA	[ ]	Other:

4.	MAILING AND CONTACT INFORMATION

LEGAL ADDRESS (Must be a street address)

Street Address	Daytime Telephone

City, State, Zip	Evening Telephone

[ ]	Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

Mailing Address	City, State, Zip

5.	INVESTOR STATEMENT E-CONSENT

[ ]	By checking here I confirm I would like to go green and no longer receive in paper any documents that Alternative Credit Income Fund can send to me electronically. (If you are choosing to go green, please make sure you provide your email address below.) If you decide later that you want to receive documents in paper, you can contact the Alternative Credit Income Fund at 1-833-404-4103.

Email

6.	DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS

All dividends and capital gains will be reinvested in shares of the Fund that pay them unless this box is checked.

[ ]	Please pay all dividends and capital gains in cash.	[ ]	Please send a check to address in section 4.
		[ ]	Please send distributions via ACH to the bank in section 9.

7.	AUTOMATIC INVESTMENT PLAN (AIP)

AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month. Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete section 9 and attach a voided check. Qualified accounts require custodian signoff. Please contact the Fund for more information.

Please transfer $ ___________	($100 minimum) from my bank account:

[ ]	Monthly	[ ]	Quarterly	on the __________ day of the month	Beginning: ___/___/___

Important Note: If the AIP date falls on a holiday or weekend the deduction from your checking or savings account will occur on the next business day.

8.	COST BASIS METHOD

Note: The default cost basis calculation method for your new account will be Average Cost. If you wish to elect a different cost basis method, please provide the Fund with a letter of instruction.

9.	BANK INFORMATION

I authorize the Fund to purchase shares through the Automatic Investment Plan by the Automated Clearing House of which my bank is a member.

Type of Account:	[ ] Checking	[ ] Savings

Name on Bank Account	Bank Account Number

Bank Name	Bank Routing/ABA Number

Bank Address

Please attach a voided check from your account.

10.	DEALER/REGISTERED INVESTMENT ADVISOR INFORMATION

If opening your account through a Broker/Dealer or Registered Investment Advisor, please have them complete this section.

Dealer Name	Representative’s Last Name,	First Name

DEALER HEAD OFFICE	REPRESENTATIVE’S BRANCH OFFICE

Address	Address

City, State, Zip	City, State, Zip

Telephone Number	Rep Telephone Number	Rep ID Number

Email Address	Rep Email Address

Branch ID Number

Branch Telephone Number (if different than Rep Phone Number)

11.	STATE ESCHEATMENT LAWS

Escheatment laws adopted by various states require that personal property that is deemed to be abandoned or ownerless, including mutual fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the Fund of any change in your address.

12.	SIGNATURE(S) & CERTIFICATION (REQUIRED)

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

W-9 Certification: Under penalty of perjury:

(a)	I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).

(b)	I am not subject to backup withholding because; (1) I am exempt from backup withholding, or (2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (3) the IRS has notified me that I am no longer subject to backup withholding.

(c)	I am a U.S. person (including a resident alien.)

(d)	I am exempt from FATCA reporting.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

When opening an account for a foreign business, enterprise or a non-U.S. person that does not have an identification number, we require alternative government-issued documentation certifying the existence of the person, business or enterprise.

The undersigned represents and warrants that:

●	I have full authority and am of legal age to purchase shares of the Fund;

●	I have received and read a current prospectus for Alternative Credit Income Fund and agree to be bound by the terms contained therein; and

●	The information contained on this New Account Application is complete and accurate.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Funds outstanding shares.

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

Signature of owner	Date

Signature of joint owner (or custodian, corporate officer, partner or other)	Date

Trustee (if applicable)	Date

After you have completed and signed this application, please mail to:

In Writing	Via Overnight Delivery	Wire Instructions	TO CONTACT US:

Sierra Crest	Sierra Crest	Alternative Credit Income	By Telephone
c/o DST Systems, Inc.	c/o DST Systems, Inc.	Fund ABA #: 011000028
PO Box 219246	430 W. 7th St.	DDA #: 99000960	Toll-free (833) 404-4103
Kansas City, MO 64121	Kansas City, MO 64105	Credit: SSB

Distributed by ALPS Distributors, Inc.	Page 3 of 3